EXHIBIT 10.41

                  2000 EXECUTIVE LONG-TERM STOCK OPTION PLAN
                                       OF
                          TELSCAPE INTERNATIONAL, INC.

                          (Effective January 31, 2000)


 1.  PURPOSE OF THE PLAN.

     This Executive Long-Term Stock Option Plan (this "PLAN") is intended as an employment incentive, to retain in the employ of Telscape International, Inc. (the "COMPANY") and any Parent or Subsidiary of the Company (within the meaning of Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended (the "CODE")), those executive officers and other key employees of the Company who are persons of significant training, experience and ability, to attract new executive-level employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. Options granted under this Plan are NOT intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

 2.  ADMINISTRATION OF THE PLAN.

     The Board of Directors shall appoint and maintain as administrator of this Plan a Stock Option Committee (the "COMMITTEE"), which may be the Compensation Committee of the Board of Directors, which shall consist of at least three members of the Board of Directors. No member of the Committee shall have been eligible to participate in this Plan or any other plan of the Company or its affiliates which entitles participants to acquire stock, stock appreciation rights or stock options of the Company or its affiliates, other than the Company's Nonemployee Director Stock Option Plan (the "DIRECTOR PLAN"), at any time within one year prior to appointment. No member of such Committee shall be eligible to receive stock options under this Plan ("Options") or any other plan of the Company or its affiliates which entitles participants to acquire stock, stock appreciation rights or stock options of the Company or its affiliates, other than the Director Plan, while serving on the Committee. The Committee shall serve at the pleasure of the Board of Directors. The Committee shall have full power and authority to designate participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of this Plan. All decisions and selections made by the Committee pursuant to the provisions of this Plan shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall have the authority to grant in its discretion to the holder of an outstanding Option in exchange for the surrender and cancellation of such Option, a new Option having a purchase price per share lower than provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of this Plan. All Options granted under this Plan are subject to, and may not be exercised before the approval of this Plan, or any material amendment to this Plan, as set forth in Paragraph 14 of this Plan, ("MATERIAL AMENDMENT"), by the affirmative vote
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of the holders of a majority of the outstanding shares of the Company present, or represented, and entitled to vote thereon at a meeting duly held or by the written consent of the holders of at least a majority of the outstanding shares of the Company; and FURTHER PROVIDED that if such approval is not forthcoming within one year of the date of adoption of this Plan, or the adoption of a Material Amendment, all Options granted pursuant to those provisions of this Plan that have not been properly approved by the holders of shares of the Company shall be void.

3.   DESIGNATION OF PARTICIPANTS.

     The persons eligible for participation in this Plan as recipients of Options shall include only executive level employees of the Company or of any Parent or Subsidiary of the Company. The Directors of the Company shall not be eligible to participate in this Plan as directors, but Directors otherwise qualified shall be eligible to participate. An employee who has been granted an Option hereunder ("OPTIONEE") may be granted an additional Option or Options, if the Committee shall so determine.

4.   STOCK RESERVED FOR THE PLAN.

     Subject to adjustment as provided in Paragraph 10 hereof, a total of 200,000 shares of Common Stock, par value $.00001 per share ("STOCK"), of the Company shall be subject to this Plan. The Shares subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any Parent or Subsidiary of the Company, and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such Option, to the extent it had not been exercised, may again be subjected to an Option under this Plan.

5.   OPTION PRICE.

 I. The purchase price of each share subject to a stock option under this Plan shall be determined by the Committee prior to granting the Option. The Committee shall set the purchase price for each share subject to a stock option at either the fair market value of each share on the date the Option is granted, or at such other price as the Committee in its sole discretion shall determine; provided, however, that the Option price shall not be less than the fair market value of such share on the date the Option is granted.

           A. The fair market value of a share on a particular date shall be deemed to be (a) in the event the Stock is not listed on a national securities exchange or traded in the over-the-counter market, the value determined in good faith by the Board of Directors of the Company, which determination shall be conclusive, (b) in the event the Stock is listed on a national securities exchange, the mean between the highest and lowest sales prices per share of the Stock on such exchange on the date,

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      or, if there shall have been no sale on that date, on the last preceding date on which such a sale or sales were so reported (the "SALE DATE"), or
      (c) if the Stock is traded in the over-the-counter market, the closing sales price for a share of such stock if such price is regularly quoted, or, if not so quoted, then the mean between the highest closing bid and lowest closing asked price for the Stock as reported by the National Association of Securities Dealers NASDAQ System on the Sale Date, or if not reported by such system the mean between the closing bid and asked price on the Sale Date as quoted by such quotation source as shall be designated by the Committee.

6.   OPTION PERIOD.

     Options granted under this Plan shall terminate and be of no force and effect with respect to any shares not previously taken up by the Optionee upon the expiration of seven (7) years from the date of granting of each such Option or such earlier date as the Committee, in its sole discretion, may prescribe.

7.   EXERCISE OF OPTIONS.

I. The Committee, in granting Options hereunder, shall have sole discretion to determine the terms upon which such Options shall be exercisable; provided, however, that, except as set forth in the following sentence, no Option granted pursuant hereto shall become exercisable until at least one (1) year has elapsed since the date of grant of such Option. Notwithstanding any provision herein to the contrary, the Committee shall have the discretion to grant Options for up to 100,000 shares (of the shares available pursuant to this Plan) without any restriction as to the period which is required to elapse prior to exercise.

           A. Options may be exercised only by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

           B. In the event of the termination of the employment of any Optionee for any reason other than death, disability or retirement, Options granted to such Optionee may be exercised only with respect to the number of shares purchasable at the time of such termination.

           C. In the event of the death or disability of any Optionee following the date of grant of an Option hereunder and while such Optionee is in the employment of the Company or any Parent or Subsidiary of the Company, and while Options granted hereunder are still in force and unexpired under the terms of Paragraph 6 hereof, any unmatured installments of any such Option shall be accelerated. Such acceleration shall be effective as of the date of death. Any such Option outstanding in the name of a deceased Optionee shall thereupon be exercisable in full without regard to any installment exercise provisions.

           D. In the event the Optionee terminates his employment because of retirement under any retirement plan of the Company or of any Parent or Subsidiary of the Company while

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      Options granted hereunder are still in force and unexpired under the terms of Paragraph 6 hereof, the Committee shall have discretion to permit any unmatured installments of the Options to be accelerated as of the date of retirement and the Options shall thereupon be exercisable in full without regard to any installment exercise provisions.

           E. The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash, or at the option of the holder of such Option, in Stock theretofore owned by such holder (or any combination of cash and such Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Stock, such Stock shall be valued at its fair market value on the date of exercise in accordance with subparagraph (b) of Paragraph 5. Any Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holders.

     (g) In accordance with applicable law and other restrictions to which the Company is subject, the Company may, from time to time, but shall have no obligation to, provide financing to an Optionee for the payment of all or a portion of the exercise of any Option granted pursuant to this Plan.

8.   RELINQUISHMENT OF OPTIONS; ASSIGNABILITY.

 I. The Committee, in granting Options hereunder, shall have discretion to determine whether or not Options shall include a right of relinquishment as hereinafter provided by this Paragraph 8. The Committee shall also have discretion to determine whether an option agreement evidencing an Option granted by the Committee shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusing to grant or include a right of relinquishment in any Option granted hereunder or in any option agreement evidencing the same. Subject to the Committee's determining in any case that the grant by it of a right of relinquishment is consistent with Paragraph 1 hereof, any Option granted under this Plan, and the option agreement evidencing such Option, may provide:

          (i) That the Optionee, or his heirs or other legal representatives to the extent entitled to exercise the Option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the Option (to the extent exercisable as provided in (iv) hereinbelow) for a number of shares of Stock, for an amount of cash or for a combination of Stock and cash, to be determined as follows:

               (A) The written notice of exercise of such right of
            relinquishment, provided for in clause (ii) of this subparagraph
            (a),

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            shall state the percentage, if any, of the Appreciated Value, hereinafter defined, which such Optionee elects to receive in cash (which percentage is called the "CASH PERCENTAGE"), such Cash Percentage to be in increments of 10% of such Appreciated Value to 100% thereof;

               (B) The number of shares of Stock of the Company, if any,
            issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to: 100% less the Cash Percentage, times the excess of (1) the aggregate current market value of the shares of Stock covered by the Option or the portion thereof so relinquished over (2) the aggregate purchase price for such shares specified in such Option (which excess is called the "APPRECIATED VALUE"), divided by the then-current market value per share of such Stock; and

               (C) The amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Committee to permit compliance by the Company with the withholding provisions applicable to employers under the Code (and under any applicable State income tax law);

          (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered, which date must be no earlier than the third business day following the date of public release of the Company's annual and quarterly financial statements in accordance with the requirements of Rule 16b-3(c)(1)(ii) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") and no later than the twelfth business day after such release; provided that, in the event the method just described for determining such date of election shall not be or remain consistent with provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Securities and Exchange Commission thereunder, as presently existing or as may be hereafter amended, which exempt from the operation of said Section 16(b) in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with said
      Section 16(b) or rules or regulations as the Committee shall in its discretion select and apply;

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          (iii) That the "current market value" of a share on a particular date shall be deemed to be its fair market value on that date as determined in accordance with subparagraph (b) of Paragraph 5; and

          (iv) That the Option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company and (B) the Committee, subject to the provisions of subparagraph (b) of this Paragraph 8, shall consent to the election of the holder of such Option to relinquish such Option as set forth in such written notice of relinquishment, and (C) the holder of such Option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

           A. The Committee shall have sole discretion to consent to or disapprove any election of a holder of an Option to relinquish such Option for Stock and cash as provided in subparagraph (a) of this Paragraph 8. Neither the Committee nor the Company shall be under any liability to any person by reason of the Committee's disapproval of any election pursuant to this subparagraph (b).

           B. The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act in whole or in part of any such transaction involving such relinquishment, and Options outstanding, and option agreements evidencing such Options, may be amended, if necessary, to permit such exemption. If an Option is relinquished, such Option shall be deemed to have been exercised to the extent of the number of shares of Stock covered by the Option or part thereof which is relinquished, and no further Options may be granted covering such shares of Stock.

           C. Neither any Option nor any right to relinquish the same to the Company as contemplated by this Paragraph 8 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

           D. No right of relinquishment may be exercised within the first six months of the date of grant of such right; provided, however, that this limitation shall not apply in the event of death or disability.

9.   CHANGE OF CONTROL

          (a) Each of the following occurrences constitutes a "Change of Control":

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            (i) any plan of merger, share exchange or consolidation or reorganization, as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than 50% of the outstanding voting stock of the surviving, resulting or acquiring corporation;

            (ii) any liquidation or the approval of the dissolution of the Company;

            (iii) the sale or transfer to an entity which is not, as of the date of grant of an Option hereunder, a parent or subsidiary of the Company, of all or substantially all of the assets of the Company, other than as security for obligations of the Company;

            (iv) the direct or indirect acquisition by any person or entity, through or in concert with one or more persons or entities, of 25% or more of the Company's outstanding voting stock (excluding acquisitions by any member of the Board of Directors of the Company as of the date of grant of an Option hereunder);

            (v) the ceasing for any reason, of the persons who constitute the Board of Directors of the Company as of the date of grant of an Option hereunder (the "Incumbent Board") to constitute at least 50% of the members of the Board, provided that any person becoming a director after the date of grant of an Option hereunder whose election or nomination for election was approved by a majority of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board.

           (b) In the event of either (i) a Change of Control on or after the first anniversary of any Optionee's date of hire by the Company, or (ii) a Change of Control before the first anniversary of such date of hire which is followed by a material detrimental change within 12 months after such Change in Control in such Optionee's job responsibilities (including, without limitation, demotion or termination) then the unexercised portion of the Options will be fully vested and immediately exercisable, and will remain exercisable until the Optionee shall have had at least six (6) months to so exercise such Options beginning on the later of the date upon which the Optionee receives notice of the occurrence of such event(s) or the date upon which such event(s) occurs, after which six (6)-month period the Option will terminate immediately as to any portion thereof not exercised, provided, however, that nothing herein shall extend any Option granted hereunder past the termination date specified in Paragraph 6 hereof.

           (c) In the event of a Change of Control and if the Optionee elects to exercise the Option, the Optionee will have the right in connection with the closing of such event to receive the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, share exchange or other reorganization would entitle the Optionee to receive, if, at the time of the merger, consolidation, share exchange or other reorganization, the Optionee had been a holder of record of the number of shares which the Optionee received upon the exercise of the Option.

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10.  CAPITAL CHANGE OF THE COMPANY; CERTAIN CORPORATE TRANSACTIONS.

I. The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           A. The shares with respect to which Options may be granted hereunder are shares of the Stock of the Company as presently constituted. If, and whenever, prior to the delivery by the Company of all of the shares of the Stock which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, a stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of the Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which Options granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

           B. If the Company is reorganized, or merged or consolidated or party to a plan of exchange with another corporation or other entity pursuant to which reorganization, merger, consolidation or plan of exchange stockholders of the Company receive any shares of Stock or other securities or if the Company shall distribute ("SPIN OFF") securities of another corporation or other entity to its stockholders, there shall be substituted for the shares subject to the unexercised portion of outstanding Options an appropriate number of shares of (i) each class of stock or other securities which were distributed to the stockholders of the Company in respect of such shares in the case of a reorganization, merger, consolidation or plan of exchange, or (ii) in the case of a Spin Off, the securities distributed to stockholders of the Company together with shares of Stock; provided, however, that all such Options may be cancelled by the Company as of the effective date of (x) a reorganization, merger, consolidation, plan of exchange or Spin Off or (y) any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase for a period of approximately thirty days during the sixty days next preceding such effective date of all of the shares subject to such outstanding Options, without regard to the installment provisions set forth in the option agreement.

           C. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options granted hereunder.

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11.  PURCHASE FOR INVESTMENT.

     Unless the Options and shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.  TAXES.

     The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under this Plan.

13.  EFFECTIVE DATE OF PLAN.

     This Plan shall be effective as of January 31, 2000. This Plan and any options granted pursuant hereto shall be subject to the approval of the stockholders of the Company in accordance with the provisions of Rule 16b-3 and the applicable rules and regulations of the National Securities Dealers Association, Inc., or any national exchange which are applicable to the Stock of the Company.

14.  AMENDMENTS OR TERMINATION.

     The Board of Directors may amend, alter or discontinue this Plan, except that no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his consent, and except that no amendment or alteration shall be made which, without the approval of the stockholders, would:

 I. Increase the total number of shares reserved for the purposes of this Plan, except as is provided in Paragraph 9 of this Plan, or decrease the option price provided for in Paragraph 5, or change the class of employees eligible to participate in this Plan as provided in Paragraph 3; or

           A.  Extend the option period provided for in Paragraph 6; or

           B. Materially increase the benefits accruing to Optionees under this Plan; or

          (d) Materially modify the requirements as to eligibility for participation in this Plan.

15.  HOLDING PERIOD.

     The Options and all underlying shares granted pursuant to the terms of this Plan may not be transferred, assigned or otherwise disposed of for six months and one day following the respective date of grant for each such Option. The exercise of such Options shall not be deemed a disposition for the purpose of this paragraph.

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16.  GOVERNMENT REGULATIONS.

     This Plan, and the granting and exercising of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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